Exhibit 1.1

12,500,000 Shares

GREAT WHITE ENERGY SERVICES, INC.

Common Stock

FORM OF UNDERWRITING AGREEMENT

St. Petersburg, Florida

July [•], 2011

Raymond James & Associates, Inc.

Jefferies & Company, Inc.

As Representatives of the several Underwriters

    listed on Schedule I hereto

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

and

Jefferies & Company, Inc.

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Great White Energy Services, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), and certain stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”), severally and not jointly propose, subject to the terms and conditions stated herein, to sell to the Underwriters, an aggregate of 12,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), of which (a) 1,250,000 shares are to be issued and sold by the Company and (b) 11,250,000 shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the number of shares set forth opposite such Selling Stockholder’s name in Schedule II hereto. The aggregate of 12,500,000 shares of Common Stock to be purchased from the Company and the Selling Stockholders are referred to in this Agreement as the “Firm Shares.” In addition, the Selling Stockholders have severally and not jointly agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional 1,875,000 shares of Common Stock, each Selling Stockholder selling up to the number of shares set forth opposite such Selling Stockholder’s name in Schedule II hereto, in each case to cover over-allotments by the Underwriters, if any. The aggregate of 1,875,000 additional shares of Common Stock that may be purchased from the Selling Stockholders are referred to in this Agreement as the “Additional Shares.” The Firm Shares and the Additional Shares are collectively referred to in this

Agreement as the “Shares.” Raymond James & Associates, Inc. and Jefferies & Company, Inc. are acting as the representatives of the several Underwriters, and in such capacity are referred to in this Agreement as the “Representatives.”

It is understood and agreed to by all parties that as of the date hereof:

(a) GWES Holdings LLC, a Delaware limited liability company (“GWES Holdings”), directly owns 65% of the limited liability company interests in GW Holdings I LLC, a Delaware limited liability company (“GWH”), and Diamondback Holdings, LLC, a Delaware limited liability company (“Diamondback Holdings”), directly owns 35% of the limited liability company interests in GWH; and

(b) GWH directly owns (i) all of the limited liability company or membership interests, as the case may be, in each of Great White Pressure Control LLC, an Oklahoma limited liability company (“Pressure Control”), Great White Pressure Pumping LLC, a Delaware limited liability company (“Pressure Pumping”), Great White Directional Services LLC, an Oklahoma limited liability company (“Directional Services”), and Diamondback-Directional Drilling LLC, a Delaware limited liability company (“Directional Drilling”), except for the Class B Units in Pressure Control set forth on Schedule III hereto (all of which will be exchanged for cash and restricted common stock units of the Company on the Closing Date (as hereinafter defined)), and (ii) all of the issued and outstanding capital stock of each of the Company and Acid, Inc., a Texas corporation (“Acid” and, together with Pressure Control, Pressure Pumping, Directional Services and Directional Drilling, the “Subsidiaries”).

It is further understood and agreed to by all parties that the following transactions will occur on or before the Closing Date:

(a) the Company will merge with and into GWH, with the Company continuing as the surviving corporation in the merger (the “Merger”) pursuant to that certain Merger Agreement, dated [•], 2011, between GWH and the Company (the “Merger Agreement”);

(b) the Company will issue 28,456,554 shares of Common Stock to GWES Holdings and 15,322,760 shares of Common Stock to Diamondback Holdings; and

(c) the Subsidiaries will become direct, wholly owned subsidiaries of the Company as a result of the Merger.

1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), a registration statement on Form S-1 (File No. 333-172174), including a prospectus subject to completion, relating to the Shares. Such registration statement, as amended, including the financial statements, exhibits, annexes and schedules thereto, at the time when it becomes effective and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the “Registration Statement.” The prospectus in the form included in the

Registration Statement or, if the prospectus included in the Registration Statement omits certain information in reliance upon Rule 430A of the Rules and Regulations and such information is thereafter included in a prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, is referred to in this Agreement as the “Prospectus.” If the Company files another registration statement with the Commission to register additional shares of Common Stock pursuant to Rule 462(b) of the Rules and Regulations (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the registration statement on Form S-1 (File No. 333-172174) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act and the Rules and Regulations. The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and each such prospectus filed with the Commission from time to time until the date of the Prospectus is referred to in this Agreement as a “Preliminary Prospectus.” For purposes of this Agreement, “Free Writing Prospectus” has the meaning ascribed to it in Rule 405 of the Rules and Regulations, and “Issuer Free Writing Prospectus” shall mean each Free Writing Prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Common Stock. “Time of Sale Information” shall mean the most recent Preliminary Prospectus together with each Free Writing Prospectus, if any, identified in Schedule IV hereto and the information set forth in Schedule V hereto. All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, any Preliminary Prospectus, the Prospectus or the Time of Sale Information, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents incorporated by reference therein, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). “Effective Date” means each date and time as of which any Registration Statement was or is declared effective by the Commission. “Time of Sale” means [•] [a.m. / p.m.], St. Petersburg, Florida time, on [•], 2011.

2. Agreements to Sell and Purchase. Upon the terms and conditions set forth herein, severally and not jointly, (i) the Company agrees to issue and sell to the Underwriters 1,250,000 Firm Shares and (ii) each Selling Stockholder agrees to sell to the Underwriters the number of Firm Shares set forth opposite its name on Schedule II hereto. Upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained, and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders at a purchase price of $[•] per Share (the “purchase price per Share”) the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

The Selling Stockholders hereby also agree, severally and not jointly, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from the Selling Stockholders, up to 1,875,000 Additional Shares at the purchase price per Share, each Selling Stockholder selling up to the number of shares set forth opposite such Selling Stockholder’s name in Schedule II hereto. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) that bears the same proportion to the total number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares. The option to purchase Additional Shares may be exercised in whole or in part at any time or from time to time within 30 days after the date of the Prospectus. In the event and to the extent that the Underwriters exercise their option to purchase Additional Shares, the Underwriters shall purchase such Additional Shares from each Selling Stockholder in the same proportion that the number of Firm Shares sold by each Selling Stockholder bears to the total number of Firm Shares sold by the Selling Stockholders.

It is further understood and agreed that up to [•] Firm Shares, or [•]% of the Firm Shares to be purchased by the Underwriters (the “Directed Shares”), will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the most recent Preliminary Prospectus and in accordance with the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) to certain officers, directors, employees and consultants of the Company and certain other persons associated with the Company (each such person a “Directed Share Participant”) who have heretofore delivered to Raymond James & Associates, Inc. offers to purchase Firm Shares in form satisfactory to Raymond James & Associates, Inc. (such program, the “Directed Share Program”) and that any allocation of such Firm Shares among such persons will be made in accordance with timely directions received by Raymond James & Associates, Inc. from the Company; provided that under no circumstances will Raymond James & Associates, Inc. or any Underwriter be liable to the Company or to any such person for any action taken or omitted in good faith in connection with such Directed Share Program. It is further understood that any Directed Shares not affirmatively reconfirmed for purchase by any Directed Share Participant by 9:00 A.M., St. Petersburg, Florida time, on the first business day following the date hereof or otherwise not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus. Each Directed Share Participant who purchases 2,500 or more Firm Shares through the Directed Share Program shall execute a Lock-Up Agreement (as hereinafter defined) in the form of Exhibit A hereto.

The Company agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Share Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program.

3. Terms of Public Offering. The Company and the Selling Stockholders have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

Not later than 12:00 p.m. on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas at 9:00 a.m., Houston, Texas time, on [•], 2011, or such other place, time and date not later than 12:30 p.m., Houston, Texas time, on [•], 2011 as the Representatives shall designate by notice to the Company and the Selling Stockholders (the time and date of such closing are referred to as the “Closing Date”). The place of closing for the Firm Shares and the Closing Date may be varied by agreement among the Representatives, the Company and the Selling Stockholders.

Delivery to the Underwriters of any Additional Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas at 9:00 a.m., Houston, Texas time, on such date or dates (each, an “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice or notices, from the Representatives on behalf of the Underwriters to the Company and the Selling Stockholders, of the Underwriters’ determination to purchase a number, specified in such notice or notices, of Additional Shares. Such notice or notices may be given at any time within 30 days after the date of the Prospectus and must set forth (i) the aggregate number of Additional Shares as to which the Underwriters are exercising the option and (ii) the names and denominations in which the Additional Shares are to be registered. The place of closing for the Additional Shares and any Additional Closing Date may be varied by agreement among you, the Company and the Selling Stockholders.

Delivery of the Firm Shares and any Additional Shares to be purchased hereunder shall be made through the facilities of The Depository Trust Company against payment of the purchase price therefor by the Underwriters by Federal wire transfer of immediately available funds to an account or accounts specified in writing, not later than the close of business on the business day immediately preceding the Closing Date or Additional Closing Date, as the case may be, by the Company and the Selling Stockholders. Payment for the Shares sold by the Company hereunder shall be delivered by the Representatives to the Company. Payment for the Shares sold by the Selling Stockholders hereunder shall be delivered by the Representatives to the Selling Stockholders.

It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per Share for the Firm Shares and the Additional Shares, if any, that the Underwriters have agreed to purchase. Subject to Section 13 hereof, Raymond James and

Associates, Inc. or Jefferies & Company, Inc., individually and not as a Representative of the Underwriters, may, but shall not be obligated to, make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or Additional Closing Date, as the case may be, for the account of such Underwriter; provided, however, that this sentence shall not relieve such Underwriter from any of its obligations under this Agreement.

Each Selling Stockholder hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder’s obligations hereunder.

5. Covenants and Agreements of the Company. The Company covenants and agrees with the several Underwriters as follows:

(a) The Company will use its commercially reasonable efforts to cause the Registration Statement and any amendments thereto to become effective, if it has not already become effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective and the time and date of any filing of any post-effective Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) if Rule 430A of the Rules and Regulations is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) of the Rules and Regulations, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5(h) hereof, of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, taken as a whole, or of the occurrence of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act, the Rules and Regulations or any other applicable law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will provide the Underwriters with copies of the Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) of the Rules and Regulations before the close of business on the second business day immediately following the date hereof.

(b) The Company will furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, as you may reasonably request.

(c) The Company will promptly file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Act or the Rules and Regulations or requested by the Commission.

(d) The Company will furnish a copy of any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus to you and counsel for the Underwriters and obtain your consent prior to filing any of those with the Commission; provided, however, that such consent will not be required if the Company has determined based on the advice of counsel that such amendment, supplement or other filing is required by law.

(e) The Company will not make any offer relating to the Common Stock that would constitute an Issuer Free Writing Prospectus without your prior consent.

(f) The Company will retain in accordance with the Act and the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act and the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document (if required to be filed by the Act) and to prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(g) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus. Consistent with the provisions of Section 5(h) hereof, the Company consents to the use, prior to the date of the Prospectus, by the several Underwriters and by dealers of each Preliminary Prospectus so furnished by the Company, in accordance with the provisions of the Act, the Rules and Regulations and the securities or Blue Sky laws of the jurisdictions in which the Shares are offered.

(h) As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act or the Rules and Regulations to be delivered in connection with sales by any Underwriter or a dealer, and for so long a period as you may request for the distribution of the Shares, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) by the several Underwriters and by all dealers to whom Shares may be sold in accordance with the provisions of the Act, the Rules and Regulations and the securities or Blue Sky laws of the jurisdictions in which the Shares are offered, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act and the Rules and Regulations to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement and (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(3) of the Act and Rule 174 of the Rules and Regulations, any event shall occur that in the judgment of the Company or in the reasonable opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act, the Rules and Regulations or any other applicable law, the Company will prepare and, subject to Section 5(a) hereof, file with the Commission and use its commercially reasonable efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

(i) The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing.

(j) The Company will make generally available to its security holders a consolidated earnings statement (in form complying with the provisions of Rule 158), which need not be audited, covering a 12-month period commencing after the Effective Date and ending not later than 16 months thereafter, as soon as reasonably practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

(k) During the period ending five years from the date hereof, the Company will furnish to you and, upon your request, to each of the other Underwriters, (i) as soon as practicable, a copy of each proxy statement, quarterly or annual report or other report of the Company mailed to stockholders or filed with the Commission, FINRA, the Nasdaq Stock

Market (“NASDAQ”) or any other national securities exchange and (ii) from time to time such other information concerning the Company as you may reasonably request. For purposes of this Section 5(k), the Company shall be deemed to have furnished the required information if such documents have been filed on EDGAR.

(l) If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 14 hereof) or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Company to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse you and the other Underwriters, other than any defaulting Underwriters, for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by you or the other Underwriters) reasonably incurred by you or the other Underwriters in connection herewith.

(m) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(n) For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), the Company will not, directly or indirectly, (i) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than Common Stock issued pursuant to employee benefit plans, equity plans or other employee compensation plans existing on the date hereof or as contemplated in the Registration Statement, Time of Sale Information and the Prospectus, or upon the exercise of any stock options, warrants or rights, or vesting of restricted stock, restricted stock units or any other equity awards, in each case outstanding on the date hereof or as contemplated in the Registration Statement, Time of Sale Information and the Prospectus), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options, restricted stock units, restricted stock or any other equity award pursuant to any equity plans existing on the date hereof or as contemplated in the Registration Statement, Time of Sale Information and the Prospectus) (collectively, the “Company Securities”), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (i) or (ii) is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Company Securities (other than any registration statement on Form S-8) or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Raymond James & Associates, Inc. on behalf of the Underwriters. Notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or announces material news or a material event relating to the Company occurs or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives, on behalf of the Underwriters, waive such extension in writing; provided, however, that such extension of the Lock-Up Period shall not apply if (i) at the expiration of the Lock-Up Period, the shares of Common Stock are “actively traded securities” (as defined in Regulation M under the Exchange Act) and (ii) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by the NASD Rule 2711(f)(4) of the FINRA Manual.

(o) If Raymond James & Associates, Inc., on behalf of the Underwriters, agrees to release or waive the restrictions contained in any Lock-Up Agreement referred to in Section 11(k) below for an officer or director of the Company, except where the release or waiver is effected solely to permit a transfer of securities that is not for consideration and the transferee has agreed in writing to be bound by the same terms of the Lock-Up Agreement in place of the transferor (a “Lock-Up Release”), and Raymond James & Associates, Inc. provides the Company with notice of such Lock-Up Release at least 3 business days prior to its effective date, then the Company shall issue a press release through a major news service at least two business days before the effective date of such Lock-Up Release containing substantially the following:

Great White Energy Services, Inc. (the “Company”) announced today that Raymond James, a book-running managing underwriter in the Company’s recent initial public offering of              shares of common stock, is releasing a lock-up restriction with respect to              shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The release will take effect on             , 2011, and the shares may be sold on or after such date.

(p) Prior to the Closing Date or Additional Closing Date, as the case may be, the Company will furnish to you, as promptly as practicable, copies of any unaudited interim consolidated financial statements of the Company and the Subsidiaries for any period subsequent to the periods covered by the financial statements appearing in the Prospectus.

(q) The Company will comply with all provisions of any undertakings contained in the Registration Statement.

(r) The Company will not at any time, directly or indirectly, take any action that would constitute, that is designed to cause or result in, or that would reasonably be expected to cause or result in, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares or for any other purpose in violation of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), the Act, the Rules and Regulations and other applicable law.

(s) The Company will timely file with the NASDAQ all documents and notices required by the NASDAQ of companies that have or will issue securities that are traded on the NASDAQ.

(t) The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of any national securities exchange on which the Common Stock will be listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Common Stock.

6. Covenants and Agreements of the Selling Stockholders. Each Selling Stockholder covenants and agrees with the several Underwriters as follows:

(a) Such Selling Stockholder will execute and deliver a Lock-Up Agreement, in the form of Exhibit A hereto.

(b) Any taxes that are required to be paid in connection with the sale and transfer of the Firm Shares to be sold by such Selling Stockholder to the Underwriters hereunder will be fully paid by such Selling Stockholder.

(c) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, with respect to the transactions herein contemplated, such Selling Stockholder shall deliver to you on or prior to the Closing Date a properly completed and executed United States Treasury Department Substitute Form W-9.

(d) Such Selling Stockholder will not at any time, directly or indirectly, take any action that would constitute, that is designed to cause or result in, or that would reasonably be expected to cause or result in, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares in violation of the Exchange Act, the Act, the Rules and Regulations and other applicable law.

(e) Such Selling Stockholder will not use or refer to, or permit any person acting on its behalf (other than, if applicable, the Company and the Underwriters) to use or refer to, any Free Writing Prospectus relating to the Shares.

7. Representations and Warranties of the Company. The Company hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and each Additional Closing Date, as the case may be, that:

(a) Company Not an “Ineligible Issuer.” The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares, is not on the date hereof and will not be on the Closing

Date and any Additional Closing Date, as the case may be, an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(b) No Stop Orders. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462 Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission.

(c) Form of Registration Statement, Preliminary Prospectus and Prospectus. The Registration Statement conformed, and will conform, in all material respects on each Effective Date, as the case may be, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, to the requirements of the Act and the Rules and Regulations.

(d) No Material Misstatement or Omissions in Registration Statement. The Registration Statement did not and will not, as of each Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 16 hereof.

(e) No Material Misstatements or Omissions in Prospectus. The Prospectus and any amendment or supplement thereto did not, as of its date, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 16 hereof.

(f) No Material Misstatements or Omissions in Time of Sale Information. The Time of Sale Information did not, as of the Time of Sale, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any

Underwriter specifically for inclusion therein, which information is specified in Section 16 hereof.

(g) No Material Misstatements or Omissions in Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a Free Writing Prospectus under Rule 433 of the Rules and Regulations), when considered together with the Time of Sale Information as of the Time of Sale, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 16 hereof.

(h) Form of Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Shares will not be required to be filed pursuant to the Rules and Regulations.

(i) Formation and Qualification of the Company and Acid. Each of the Company and Acid is a corporation duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware and Texas, respectively, with full corporate power and authority to own and/or lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), and is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except for any failures to be so registered or qualified or in good standing that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of GWH, the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”).

(j) Formation and Qualification of GWH, Pressure Control, Pressure Pumping, Directional Services and Directional Drilling. Each of GWH, Pressure Control, Pressure Pumping, Directional Services and Directional Drilling is a limited liability company duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware or Oklahoma, as the case may be, with full limited liability company power and authority to own and/or lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale

Information and the Prospectus (and any amendment or supplement thereto), and is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except for any failures to be so registered or qualified or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) Capitalization; Due Authorization and Valid Issuance of Shares. The capitalization of the Company is and will be as set forth in the Registration Statement, the Time of Sale Information and the Prospectus as of the date set forth therein. All of the outstanding shares of Common Stock of the Company have been, and as of the Closing Date and each Additional Closing Date, as the case may be, will be, duly authorized and validly issued, fully paid and nonassessable and free of any preemptive or similar rights; except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for or purchase, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock; the Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against full payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms in all material respects to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto).

(l) Ownership of GWH. GWES Holdings and Diamondback Holdings directly own 65% and 35%, respectively, of the limited liability company interests in GWH; such limited liability company interests have been duly and validly authorized and issued in accordance with the limited liability company agreement of GWH (the “GWH LLC Agreement”) and are fully paid (to the extent required under the GWH LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act); and each of GWES Holdings and Diamondback Holdings owns such limited liability company interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (collectively, “Liens”).

(m) Ownership of Pressure Control, Pressure Pumping, Directional Services and Directional Drilling. As of the date hereof, GWH directly owns all of the limited liability company or membership interests, as the case may be, in each of Pressure Control, Pressure Pumping, Directional Services and Directional Drilling, except for the Class B Units in Pressure Control set forth on Schedule III hereto (all of which will be exchanged for cash and restricted common stock units of the Company on the Closing Date). Such limited liability company or membership interests and Class B Units have been duly and validly authorized and issued in accordance with the limited liability company agreement of Pressure Control, Pressure Pumping, Directional Services and Directional Drilling, respectively (collectively, the “Subsidiary LLC Agreements”) and are fully paid (to the extent required under the Subsidiary LLC Agreements) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act and Sections 2031 and 2040 of the Oklahoma Limited Liability Company Act, as applicable). Except as disclosed in the

Registration Statement, the Time of Sale Information and the Prospectus and as provided in the Credit Agreement, dated February 15, 2011, by and among GWH, the Company, the Subsidiaries and SunTrust Bank (the “Credit Agreement”), as of the date hereof, GWH owns such limited liability company or membership interests free and clear of all Liens.

(n) Ownership of Acid and the Company. As of the date hereof, GWH directly owns all of the shares of capital stock of each of Acid and the Company. The shares of capital stock of each of Acid and the Company have been duly and validly authorized and issued and are fully paid and non-assessable. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and as provided in the Credit Agreement, as of the date hereof, GWH owns such shares of capital stock of Acid and the Company free and clear of all Liens.

(o) Post-Merger Ownership. Following the Merger, the Company will directly own all of the limited liability company or membership interests, as the case may be, in each of Pressure Control, Pressure Pumping, Directional Services and Directional Drilling and all of the capital stock of Acid. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and as provided in the Credit Agreement, following the Merger, the Company will own such limited liability company or membership interests and shares of capital stock free and clear of all Liens.

(p) No Other Subsidiaries. As of the date hereof, the Company has no subsidiaries. As of the Closing Date and each Additional Closing Date, as the case may be, the Company will not have any subsidiaries and will not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization, except as set forth in Exhibit 21 to the Registration Statement. As used in this Agreement, subsidiaries shall mean direct and indirect subsidiaries of the Company.

(q) Legal Proceedings and Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against GWH, the Company or any Subsidiary or to which GWH, the Company or any Subsidiary or any of their properties or assets are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement, the Time of Sale Information and Prospectus, there are no actions, suits, inquiries, proceedings or investigations by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened, against or involving GWH, the Company or any Subsidiary or any of their properties or assets that, individually or in the aggregate, would prevent or materially and adversely affect the transactions contemplated by this Agreement or would reasonably be expected to have a Material Adverse Effect, nor, to the Company’s knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus as required by the Act and the Rules and Regulations. All such contracts to which GWH, the Company or any of the

Subsidiaries is a party have been duly authorized, executed and delivered by GWH, the Company or the applicable Subsidiary, constitute valid and binding agreements of GWH, the Company or the applicable Subsidiary and are enforceable against GWH, the Company or the applicable Subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. None of GWH, the Company or applicable Subsidiary has received notice that any other party is in breach of or default under any of such contracts.

(r) Defaults. None of GWH, the Company or the Subsidiaries is (i) in violation of its organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to GWH, the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over GWH, the Company or any of the Subsidiaries, or (iii) in breach or default (and no event has occurred that, with notice or lapse of time or both, would constitute such a default) or in violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which GWH, the Company or any of the Subsidiaries is a party or by which any of their properties may be bound, except, in the case of clauses (ii) and (iii), for any such violations, breaches and defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and would not materially impair the ability of the Company and GWH, as the case may be, to consummate the transactions contemplated by this Agreement.

(s) Authority. The Company has all requisite power and authority to (i) execute and deliver this Agreement and perform its obligations hereunder and (ii) issue, sell and deliver the Shares to be issued and sold to the Underwriters by the Company hereunder, in accordance with and upon the terms and conditions set forth in this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus. On the Closing Date and each Additional Closing Date, as the case may be, all corporate action required to be taken by the Company and its directors and stockholders for the authorization, issuance, sale and delivery of the Shares to be issued and sold to the Underwriters by the Company hereunder and the consummation of the transactions contemplated hereby shall have been validly taken. The Company and GWH had all requisite power and authority to execute and deliver the Merger Agreement and perform their obligations thereunder. All corporate action required to be taken by the Company, GWH and their respective directors and stockholders for the authorization of the Merger and the execution, delivery and performance of the Merger Agreement has been validly taken.

(t) Authorization, Execution and Delivery of this Agreement. The Company’s execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium and other laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (ii) public policy, applicable law relating to fiduciary duties and rights to indemnity and contribution and an implied covenant of good faith and fair dealing.

(u) Authorization, Execution and Delivery of Other Agreements. (i) The Subsidiary LLC Agreements have been duly and validly authorized, executed and delivered by GWH, and constitute valid and legally binding agreements of GWH or the Company, as the case may be, enforceable against GWH or the Company, as the case may be, in accordance with their terms, and (ii) the Merger Agreement has been duly and validly authorized, executed and delivered by GWH and the Company, and constitutes a valid and legally binding agreement of each of GWH and the Company, enforceable against each of them in accordance with it terms, except in each case to the extent enforceability may be limited by (A) the application of bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium and other laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (B) public policy, applicable law relating to fiduciary duties and rights to indemnity and contribution and an implied covenant of good faith and fair dealing.

(v) Consents. None of (i) the issuance, offer or sale of the Shares by the Company, (ii) the execution, delivery or performance of this Agreement by the Company, (iii) the consummation by the Company of the transactions contemplated hereby, (iv) the execution, delivery or performance of the Merger Agreement by GWH or the Company or (v) the Merger requires any consent, approval, authorization or order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official, except for those consents, approval, authorizations, orders, registrations or filings (A) that have been, or prior to the Closing Date or the Additional Closing Date, as the case may be, will be, obtained or made, (B) that may be required under the Act, the Exchange Act, the securities or Blue Sky laws of various domestic or any foreign jurisdictions or the by-laws and rules of FINRA in connection with the purchase and distribution by the Underwriters of the Shares in the manner contemplated herein and in the Time of Sale Information and the Prospectus, and (C) the absence or omission of which would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated hereby.

(w) Conflicts. None of (i) the issuance, offer or sale of the Shares by the Company, (ii) the execution, delivery or performance of this Agreement by the Company, (iii) the consummation by the Company of the transactions contemplated hereby, (iv) the execution, delivery or performance of the Merger Agreement by GWH or the Company or (v) the Merger (A) conflicts or will conflict with or constitutes or will constitute a violation of GWH’s or the Company’s (as the case may be) certificate of incorporation or bylaws, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which GWH, the Company or any of the Subsidiaries is a party or by which any of their respective properties may be bound, (C) violates or will violate any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to GWH, the Company or any of the Subsidiaries or any of their respective properties or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of GWH, the Company or any of the Subsidiaries, except, in the case of clauses (B), (C) and (D), for any such conflicts, breaches, violations, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated hereby.

(x) Options and Registration Rights. Except in each case as described in the Registration Statement, the Time of Sale Information and the Prospectus, none of GWH, the Company or the Subsidiaries has outstanding, and at the Closing Date and each Additional Closing Date, as the case may be, neither the Company nor any Subsidiary will have outstanding, any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants or convertible securities or obligations. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, no holder of securities of GWH or the Company has rights to the registration of any securities of GWH or the Company, other than the Selling Stockholders with respect to the Shares included in the Registration Statement, as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

(y) Accountants. Grant Thornton LLP, the certified public accountants who have certified the financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act and the Rules and Regulations and were such during the periods covered by the financial statements on which they reported.

(z) Financial Statements. The historical financial statements, together with related schedules and notes thereto, included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial condition, results of operations, cash flows and changes in financial position of GWH on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other historical financial information set forth in the Registration Statement, the Time of Sale Information and Prospectus (and any amendment or supplement thereto) is fairly presented in all material respects and prepared on a basis consistent with such financial statements and the books and records of GWH and the Company. No other financial statements or schedules are required to be included in the Registration Statement. The pro forma financial data included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) presents fairly in all material respects the information set forth therein, has been prepared in accordance with the Commission’s rules and regulations with respect to pro forma financial information and has been properly presented on the bases described in connection therewith. In addition, the assumptions used in the preparation of the pro forma financial information are reasonable and the adjustments used therein are appropriate to give effect to the circumstances referred to therein.

(aa) Statistical and Market-Related Data. All statistical or market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(bb) Conduct of Business. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), (i) none of GWH, the Company or the Subsidiaries has incurred any liabilities or obligations, indirect, direct or contingent, that are material to them, taken as a whole, other than liabilities and obligations incurred in the ordinary course of business, (ii) none of GWH, the Company or the Subsidiaries has entered into any transaction that is not in the ordinary course of business that is material to them, taken as a whole, (iii) none of GWH, the Company or the Subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock or equity interests, as the case may be, and neither GWH nor the Company is in default under the terms of any class of its capital stock or any outstanding debt obligations, (iv) none of GWH, the Company or the Subsidiaries has sustained, since the date of the latest financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus, any loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (v) since the date of the latest financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus, there have not been any changes in the authorized or outstanding equity interests or capital stock, as the case may be, of GWH or the Company, any changes in the indebtedness of GWH or the Company or any adverse changes in or affecting the condition (financial or otherwise), business, properties or results of the operations of GWH, the Company and the Subsidiaries, taken as a whole, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) Previous Sales. All offers and sales of GWH’s and the Company’s capital stock and debt or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Act and the Rules and Regulations and all other applicable state and federal laws or regulations, or any actions under the Act, the Rules and Regulations or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation. Neither GWH nor the Company has sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission.

(dd) NASDAQ Listing. The Shares have been approved for listing on the NASDAQ under the symbol “JAWS,” subject to official notice of issuance of the Shares being sold by the Company, and upon consummation of the offering contemplated hereby the Company will be in compliance with the designation and maintenance criteria applicable to NASDAQ issuers.

(ee) Stabilization. Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action that constituted or would constitute, that is designed to cause or result in, or that would reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose in violation of the Exchange Act, the Act, the Rules and Regulations or other applicable law.

(ff) Taxes. GWH, the Company and each of the Subsidiaries has filed all material tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), which returns are complete and correct in all material respects, and each of GWH, the Company and the Subsidiaries has timely paid all taxes shown to be due pursuant to such returns, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally acceptable accounting principles or (ii) that, if not paid, would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled other than those (A) that relate to the Texas sales tax audit for the period from October 2006 to December 2009, (B) that are being contested in good faith and for which adequate reserves have been established in accordance with generally acceptable accounting principles or (C) that, if not paid, would not reasonably be expected to have a Material Adverse Effect; and no issue has been raised in any such audit that, by application of the same or similar principles, would reasonably be expected to result in a deficiency for any other period not so audited, except for any such deficiencies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period, except that the statutory period of limitation for the period from October 2006 to March 2007 was extended to July 2011. Any taxes that are required to be paid in connection with the sale of the Shares by the Company will be fully paid by the Company.

(gg) Affiliate Transactions. There are no transactions with “affiliates” (as defined in Rule 405 of the Rules and Regulations) or any officer, director or security holder of GWH or the Company (whether or not an affiliate) that are required by the Act or the Rules and Regulations to be disclosed in the Registration Statement that are not so disclosed. Additionally, no relationship, direct or indirect, exists between GWH, the Company or any of the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of GWH, the Company or any Subsidiary, on the other hand, that is required by the Act or the Rules and Regulations to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(hh) Investment Company. Neither GWH nor the Company is, nor after giving effect to the offering and sale of the Shares, and the application of the net proceeds from such sale as described in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Use of Proceeds” will the Company be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company as such terms are defined under the Investment Company Act of 1940, as amended.

(ii) Title to Properties. Each of GWH, the Company and the Subsidiaries has good and valid title to all property (real and personal) described in the Time of Sale Information and the Prospectus as being owned by it, free and clear of all Liens except for Liens that (i) are described in the Registration Statement, the Time of Sale Information and the Prospectus or (ii) would not reasonably be expected to have a Material Adverse Effect. All property (real and personal) held under lease by any of GWH, the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases with such exceptions as do not, in the aggregate, materially interfere with the use of the properties or the conduct of the business of GWH, the Company and the Subsidiaries as described in the Registration Statement, the Time of Sale Information and the Prospectus.

(jj) Permits. Each of GWH, the Company and the Subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own its properties and to conduct its business in the manner described in the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Time of Sale Information and the Prospectus, except for any failures to obtain or maintain a permit that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Subject in each case to such qualifications as may be set forth in the Registration Statement, the Time of Sale Information and the Prospectus, and except as would not reasonably be expected to have a Material Adverse Effect, (i) each of GWH, the Company and the Subsidiaries has fulfilled and performed its obligations with respect to each such permit, and (ii) no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of the holder of any such permit.

(kk) Books and Records; Internal Controls. Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorizations and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the most recent audited fiscal year, there have been no (I) material weaknesses or significant deficiencies in GWH’s or the Company’s internal control over financial reporting (whether or not remediated), (II) instances of fraud, whether or not material, involving management or other employees who have a significant role in the internal controls of GWH or the Company and (III) changes in GWH’s or the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, GWH’s or the Company’s internal control over financial reporting.

(ll) Disclosure Controls. (i) The Company has established and maintains disclosure controls and procedures (to the extent required by, and as such term is defined in, Rule 13a-15(e) under the Exchange Act); (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to the Company to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(mm) Unlawful Payments. None of GWH, the Company or the Subsidiaries, or, to the Company’s knowledge, any employee or agent of GWH, the Company or any Subsidiary, has, directly or indirectly, (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal, state, local or foreign governmental official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

(nn) Environmental Compliance. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, each of GWH, the Company and the Subsidiaries (i) is, and at all times prior hereto within the applicable statute of limitations has been, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) is in material compliance with all terms and conditions of any such permits, licenses and approvals and (iv) has not received notice of any actual or alleged violation of Environmental Law and does not have any potential liability in connection with the release into the environment of any Hazardous Material, except for any such instances of noncompliance, failures to obtain or maintain required permits, licenses or approvals or to comply with the terms and conditions of such permits, licenses or approvals, notices of alleged violation or liabilities in connection with such releases that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of GWH, the Company or the Subsidiaries under Environmental Laws in which a governmental authority is also a party, other than any such proceedings with respect to which it is reasonably believed that no monetary sanctions of $100,000 or more will be imposed and (y) none of GWH, the Company or the Subsidiaries anticipates material capital expenditures relating to Environmental Laws other than those incurred in the ordinary course of business for the purchase of equipment used in their business activities. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act of 1976, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(oo) Intellectual Property. Except as provided in the Credit Agreement, each of GWH, the Company and the Subsidiaries owns and has full right, title and interest in and to,

or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which it conducts all or any material part of its business, and none of GWH, the Company or the Subsidiaries has created any Lien on, or granted any right or license with respect to, any such Intellectual Property, except for any failures to own or obtain a license or right to use any such Intellectual Property that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no claim pending against GWH, the Company or any Subsidiary with respect to any Intellectual Property, and none of GWH, the Company or the Subsidiaries has received notice that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(pp) Lock-Up Agreements. The Company has procured or will procure Lock-Up Agreements, in the form of Exhibit A hereto, from each of the Company’s executive officers and directors and the Selling Stockholders set forth in Schedule VI hereto.

(qq) FINRA Affiliations. No officer, director or nominee for director of the Company has a direct or indirect affiliation or association with any member of FINRA.

(rr) Insurance. Each of GWH, the Company and the Subsidiaries carries or is covered by insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of its business and the value of its properties. All policies of insurance of GWH, the Company and the Subsidiaries are in full force and effect; none of GWH, the Company or the Subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost; each of GWH, the Company and the Subsidiaries is in compliance with the terms of such policies in all material respects.

(ss) Sarbanes-Oxley. On the Closing Date and each Additional Closing Date, as the case may be, the Company will be in compliance in all material respects with all applicable provisions of the Sarbanes–Oxley Act of 2002, the rules and regulations promulgated therewith and the rules of the NASDAQ that are effective and applicable to the Company.

(tt) Directed Share Program. The Company has not offered, or caused Raymond James & Associates, Inc. to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its business or products.

(uu) Money Laundering Laws. The operations of GWH, the Company and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving GWH, the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(vv) OFAC. None of GWH, the Company or the Subsidiaries or, to the knowledge of the Company, any agent, employee or affiliate of GWH, the Company or any Subsidiary, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person who, to the knowledge of the Company, is currently subject to any U.S. sanctions administered by OFAC.

(ww) ERISA. Each of GWH, the Company, the Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by GWH, the Company, the Subsidiaries or their “ERISA Affiliates” (as defined below) is in compliance in all material respects with ERISA and all other applicable state and federal laws. “ERISA Affiliate” means, with respect to GWH, the Company or a Subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which GWH, the Company or such Subsidiary is a member. No “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by GWH, the Company, any Subsidiary or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by GWH, the Company, any Subsidiary or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). None of GWH, the Company, the Subsidiaries or any of their ERISA Affiliates has incurred or reasonably expects to incur any liabilities under either (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code that would, individually or in the aggregate, have a Material Adverse Effect. Except for the Great White Energy Services 401(k) plan, for which the application to qualify such plan under Section 401(a) of the Code has been submitted but the qualification letter has not yet been received, and with respect to which the Company has no reason to believe that such plan will not be so qualified, each “employee benefit plan” established or maintained by GWH, the Company, any Subsidiary or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(xx) Forward-Looking Statements. Each statement (including the assumptions described therein) included in the Registration Statement, the Time of Sale Information and the Prospectus that is within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any statements with respect to projected results of operations and any statements mater in support thereof, was made or will be made by the Company with a reasonable basis and in good faith.

(yy) Summaries of Certain Matters. The statements (i) in the Registration Statement, the Time of Sale Information and the Prospectus under the captions “Business—Legal Proceedings,” “Description of

Capital Stock,” “Related Party Transactions,” “Shares Eligible for Future Sale” and “Underwriting” and (ii) in Item 14 of the Registration Statement, insofar as such statements constitute legal conclusions or summaries of legal matters, the Company’s certificate of incorporation or bylaw provisions, documents or legal proceedings, fairly present and summarize, in all material respects, the matters referred to therein.

(zz) Labor Disturbances. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, no labor disturbances by the employees of GWH, the Company or any Subsidiary exist or, to the knowledge of the Company, are threatened that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aaa) Labor Laws. Each of GWH, the Company and the Subsidiaries has complied and will comply in all material respects with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employees’ salaries, fringe benefits and other compensation for the performance of work or other duties in connection with contracts with the U.S. government, and has complied and will comply in all material respects with the requirements of the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1964 (Title VII), the National Labor Relations Act, the Vietnam Era Veteran’s Readjustment Act, the Age Discrimination in Employment Act, as amended by the Older Workers’ Benefit Protection Act, and federal, state and local and foreign labor laws, each as amended, except for any failures to comply with any such requirements that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder hereby represents and warrants, severally as to itself and not jointly, to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and each Additional Closing Date, as the case may be, that:

(a) Title to Shares. Such Selling Stockholder is the record and beneficial owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date and each Additional Closing Date, as the case may be, will have, good and valid title to such Shares, free of all restrictions on transfer and Liens.

(b) Formation. Such Selling Stockholder is a limited liability company duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

(c) Authority. Such Selling Stockholder has all requisite power and authority to (i) execute and deliver this Agreement and to perform its obligations hereunder and (ii) sell and deliver the Shares to be issued and sold to the Underwriters by such Selling Stockholder hereunder, in accordance with and upon the terms and conditions set forth in this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus. On the Closing Date

and each Additional Closing Date, as the case may be, all limited liability company action required to be taken by such Selling Stockholder and its directors, managers and members for the sale and delivery of the Shares to be issued and sold to the Underwriters by such Selling Stockholder hereunder and the consummation of the transactions contemplated hereby shall have been validly taken.

(d) Authorization, Execution and Delivery of this Agreement. Such Selling Stockholder’s execution and delivery of this Agreement and the performance by such Selling Stockholder of its obligations hereunder have been duly and validly authorized by such Selling Stockholder, and this Agreement has been duly and validly executed and delivered by such Selling Stockholder, and constitutes a valid and legally binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium and other laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (ii) public policy, applicable law relating to fiduciary duties and rights to indemnity and contribution and an implied covenant of good faith and fair dealing.

(e) Consents. None of (i) the offer or sale of the Shares by such Selling Stockholder, (ii) the execution, delivery or performance of this Agreement by such Selling Stockholder or (iii) the consummation by such Selling Stockholder of the transactions contemplated hereby requires any consent, approval, authorization or order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official, except for those consents, approvals, authorizations, orders, registrations or filings (A) that have been, or prior to the Closing Date or the Additional Closing Date, as the case may be, will be, obtained or made, (B) that may be required under the Act, the Exchange Act, the securities or Blue Sky laws of various domestic or any foreign jurisdictions or the by-laws and rules of FINRA in connection with the purchase and distribution by the Underwriters of the Shares in the manner contemplated herein and in the Time of Sale Information and the Prospectus, and (C) the absence or omission of which would not materially impair the ability of such Selling Stockholder to consummate the transactions contemplated hereby.

(f) Conflicts. None of (i) the offer or sale of the Shares by such Selling Stockholder, (ii) the execution, delivery or performance of this Agreement by such Selling Stockholder or (iii) the consummation by such Selling Stockholder of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a violation of the organizational documents of such Selling Stockholder, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which any of its properties may be bound, (C) violates or will violate any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to such Selling Stockholder or any of its properties or (D) results or will result in the creation or imposition of any Lien upon any property or assets of GWH, the Company, any of the Subsidiaries or such Selling Stockholder, except, in the case of clauses (B), (C) and (D), for any such conflicts, breaches, violations, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of such Selling Stockholder to consummate the transactions contemplated hereby.

(g) No Material Misstatements or Omissions in Selling Stockholder Information. The information in the Prospectus under the caption “Principal and Selling Stockholders” that specifically relates to such Selling Stockholder and was included in conformity with the information provided by such Selling Stockholder expressly for use therein does not, and will not on the Closing Date or any Additional Closing Date, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Notice of Changes to Selling Stockholder Information. At any time prior to the Closing Date or any Additional Closing Date, as the case may be, if there is any change in the information referred to in Section 8(g) hereof, such Selling Stockholder will immediately notify the Representatives of such change.

(i) Stabilization. Other than excepted activity pursuant to Regulation M under the Exchange Act, such Selling Stockholder has not taken and will not take, directly or indirectly, any action that constituted or would constitute, that is designed to cause or result in, or that would reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose in violation of the Exchange Act, the Act, the Rules and Regulations or other applicable law.

(j) Transfer of Title. Upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, good and valid title to such Shares will pass to the Underwriters, free of all restrictions on transfer and Liens.

(k) Shares Subject to Obligations. The Shares to be sold by such Selling Stockholder hereunder are subject to the obligations of the Selling Stockholder hereunder, which shall not be terminated by any act of the Selling Stockholder, by operation of law or the occurrence of any other event.

(l) Registration Rights. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are being exercised in the offering contemplated by this Agreement or such rights as have been duly waived.

(m) Company Representations. Such Selling Stockholder is not prompted to sell shares of Common Stock by any information concerning the Company that is not set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(n) Free Writing Prospectuses. Such Selling Stockholder has not used or referred to, or permitted any person acting on its behalf (other than, if applicable, the Company and the Underwriters) to use or refer to, any Free Writing Prospectus relating to the Shares.

9. Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company and Selling Stockholders, jointly and severally, agree to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Preliminary Prospectus to the Underwriters and dealers; (ii) the printing or reproduction and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Time of Sale Information, any Blue Sky memoranda, the Master Agreement Among Underwriters, this Agreement, the Selected Dealers Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) consistent with the provisions of Section 5(i) hereof, all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriters’ counsel relating thereto; (v) the fees and expenses associated with listing the Shares on the NASDAQ; (vi) the cost of preparing stock certificates, if any; (vii) the costs and charges of any transfer agent or registrar; (viii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters; (ix) all other fees, costs and expenses referred to in Item 13 of the Registration Statement; and (x) the transportation, lodging, graphics and other expenses incidental to the Company’s preparation for and participation in the “roadshow” for the offering contemplated hereby; provided, however, that the Underwriters will pay for 50% of the costs and expenses of any chartered flight, except for flights on which there is no representative of the Representatives. Except as provided in this Section 9 and in Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel, transfer taxes on any resale of the Shares by any Underwriter, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Shares. In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5(l) hereof, the Company agrees to reimburse non-defaulting Underwriters as provided in Section 5(l).

10. Indemnification and Contribution. Subject to the limitations in this paragraph, the Company agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and any “affiliate” (within the meaning of Rule 405 of the Rules and Regulations) of any Underwriter that has, or is alleged to have, participated in the distribution of the Shares as Underwriters (such affiliates being referred to herein as “Participating Affiliates”) from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses

(collectively, “Damages”) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through you, or by or on behalf of the Selling Stockholders, as the case may be, expressly for use in connection therewith as set forth in Section 16 hereof or (ii) any inaccuracy in or breach of the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under applicable law. This indemnification shall be in addition to any liability that the Company may otherwise have.

Subject to the limitations in this paragraph, each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Participating Affiliate from and against any and all Damages arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Time of Sale Information, any Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that such Selling Stockholder shall be subject to such liability only to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information expressly relating to such Selling Stockholder or the offering by it of its shares of Common Stock and furnished in writing to the Company by or on behalf of such Selling Stockholder expressly for use therein; and provided, further, that the liability under this Section 10 of such Selling Stockholder shall be limited to an amount equal to the aggregate proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Shares by the Selling Stockholder hereunder.

If any action or claim in respect of which indemnity may be sought from the Company and the Selling Stockholders shall be brought against any Underwriter, any director, officer, employee or agent of any Underwriter, any person controlling any Underwriter or any Participating Affiliate (each, an “indemnified party”), such indemnified party shall promptly notify in writing the party(ies) from whom indemnification is being sought (the “indemnifying party(ies)”), and such indemnifying party(ies) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such indemnified party and the payment of all reasonable fees of and expenses incurred by such counsel. Such indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless (i) the indemnifying party(ies) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(ies) has (have) failed to assume the defense and employ counsel reasonably acceptable to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party(ies), and the indemnified party shall have been advised by its counsel that one or more legal defenses may be available to the indemnified parties that may not be available to the indemnifying party(ies), or that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(ies) shall not have the right to assume the defense of such action on behalf of such indemnified party (but the indemnifying party(ies) shall not be liable for the fees and expenses of more than one counsel for the indemnified party)). The indemnifying party(ies) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(ies) agree(s) to indemnify and hold harmless any indemnified party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first and second paragraph of this Section 10.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Selling Stockholders, their respective directors, officers, managers or members who sign the Registration Statement and any person who controls the Company or the Selling Stockholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company and the Selling Stockholders to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action or claim in respect of which indemnity may be sought from any Underwriter shall be brought against the Company or the Selling Stockholders, any of their respective directors, officers, managers or members who sign the Registration Statement or any such controlling person any director, officer, employee or agent of any Underwriter, any person controlling any Underwriter or any Participating Affiliate such Underwriter shall have the rights and duties given to the Company and the Selling Stockholders by the immediately preceding paragraph (except that if the Company and the Selling Stockholders shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Company and the Selling Stockholders, their respective directors, officers, managers or members who sign the Registration Statement and any such controlling persons shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

In any event, the Company and the Selling Stockholders will not, without the prior written consent of the Representatives, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the Representatives or any person who controls a Representative within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all indemnified parties from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

If the indemnification provided for in this Section 10 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriters on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions, but before expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company and the Selling Stockholders or the Underwriters from the offering of the Shares shall include the net proceeds (after deducting underwriting discounts and commissions, but before expenses) received by the Company and the Selling Stockholders, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company , the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. Notwithstanding the provisions of this Section 10, no Selling Stockholder shall be required to contribute any amount in excess of the amount of the net proceeds (after deducting underwriting discounts and commissions, but before expenses) to such Selling Stockholder from the sale of Shares sold by such Selling Stockholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 13 hereof) and not joint.

Any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 10 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 10 and the several, and not joint, representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors, officers, employees and agents, any person controlling such Underwriter, any Participating Affiliate of such Underwriter, the Company, the Selling Stockholders, their respective directors, officers, managers or members who sign the Registration Statement or any person controlling the Company or the Selling Stockholders, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter, its directors, officers, employees and agents, any person controlling such Underwriter, any Participating Affiliate of such Underwriter, the Company, the Selling Stockholders, their respective directors, officers, managers or members who sign the Registration Statement or any person controlling the Company or the Selling Stockholders, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 10.

The Company shall indemnify and hold harmless Raymond James & Associates, Inc. (including its directors, officers and employees) and each person, if any, who controls Raymond James & Associates, Inc. within the meaning of Section 15 of the Securities Act (the “Raymond James Entities”), from and against any and all Damages to which any of the Raymond James Entities may become subject, under the Act, the Rules and Regulations or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in the light of the circumstances under why any such statements were made, (ii) arises out of, or is based upon, the failure of any Directed Share Participant to pay for and accept delivery of Directed Shares that the Directed Share Participant agreed to purchase or (iii) is otherwise related to the Directed Share Program; provided that the Company shall not be liable under this clause (iii) for any Damages that are determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Raymond James Entities. The Company shall reimburse the Raymond James Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

11. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Firm Shares and Additional Shares hereunder are subject to the following conditions:

(a) The Registration Statement shall have become effective not later than [•] [a.m./p.m.], New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Representatives, and all filings required by Rules 424(b), 430A and 462 of the Rules and Regulations shall have been timely made.

(b) You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, (i) except as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect or impair the ability of the Company to consummate the transactions contemplated hereby, (A) there shall not have been any change in the capital stock of the Company or any change in the long-term indebtedness (other than in the ordinary course of business) of the Company, (B) no loss or damage (whether or not insured) to the property of the Company shall have been sustained and (C) no legal or governmental action, suit or proceeding affecting the Company or any of its properties shall have been instituted or threatened, and (ii) there shall not have been any material adverse change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company or the Subsidiaries that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Shares as contemplated hereby.

(c) You shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion of Akin Gump Strauss Hauer & Feld LLP, counsel to the Company, substantially in the form set forth in Exhibit B hereto.

(d) You shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion of Arthur Amron, counsel to the Selling Stockholders, substantially in the form set forth in Exhibit C hereto.

(e) You shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion of the General Counsel of the Company, substantially in the form set forth in Exhibit D hereto.

(f) You shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion of Andrews Kurth LLP, as counsel for the Underwriters, dated the Closing Date or the Additional Closing Date, as the case may be, with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as you may reasonably request, and the Company shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(g) You shall have received letters addressed to you and dated the date hereof and the Closing Date or Additional Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from Grant Thornton LLP, independent certified public accountants.

(h) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; and (iii) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus or any Issuer Free Writing Prospectus shall have been filed unless a copy thereof was first furnished to you and you did not object thereto in good faith.

(i) You shall have received a certificate of the Company, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date or the Additional Closing Date, as the case may be, to the effect that the signers of such certificate have examined the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto, as well as each electronic road show presentation used in connection with the offering of the Shares and this Agreement that was prepared by or provided to the Company, and that: (i) the representations and warranties of the Company contained in this Agreement were and are true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on and as of such Closing Date or Additional Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions, in each case, in all material respects, on its part to be performed or satisfied at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; (iii) since the date of the most recent financial statements included in the Time of Sale Information and the Prospectus, there has been no Material Adverse Effect, except as set forth or contemplated in the Time of Sale Information and the Prospectus; and (iv) the Registration Statement, as of the Effective Date, the Time of Sale Information, as of the Time of Sale, and the Prospectus, as of its date and on the Closing Date or the Additional Closing Date, as the case may be, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading.

(j) The Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

(k) At or prior to the Closing Date, you shall have received executed Lock-Up Agreements, in substantially the form of Exhibit A hereto, from each of the Company’s officers and directors and the Selling Stockholders set forth in Schedule VI hereto.

(l) At or prior to the Effective Date, you shall have received a letter from the Corporate Financing Department of FINRA confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

(m) You shall be satisfied that, and you shall have received a certificate dated the Closing Date or Additional Closing Date, as the case may be, from each Selling Stockholder to the effect that (i) the representations and warranties of such Selling Stockholder contained in this Agreement were and are true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on and as of such Closing Date or Additional Closing Date, as the case may be, and (ii) such Selling Stockholder has complied with all the agreements and satisfied all the conditions, in each case, in all material respects, on its part to be performed or satisfied at or prior to the Closing Date or Additional Closing Date, as the case may be.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the applicable Additional Closing Date of the conditions set forth in this Section 11, except that, if the applicable Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 11 shall be dated as of the applicable Additional Closing Date and the opinions called for by paragraphs (c), (d) and (e) shall be revised to reflect the sale of Additional Shares.

If any of the conditions hereinabove provided for in this Section 11 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

12. Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 9 and 10 hereof shall at all times be effective.

13. Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term “Underwriter” as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with the approval of the Representatives and the Company, purchases Shares that a defaulting Underwriter is obligated, but fails or refuses, to purchase.

14. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company, by notice to the Company if, prior to the Closing Date or Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, in your sole judgment, (i) trading in the Common Stock shall have been suspended by the Commission or the NASDAQ, (ii) trading in securities generally on the New York Stock Exchange or NASDAQ shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities, (iv) any downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, (v) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or (vi) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

15. Failure of One or More of the Selling Stockholders to Sell and Deliver the Shares. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders on the Closing Date or Additional Closing Date, as the case may be, pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 9 and 10 hereof, the Company or the Selling Stockholders or (ii) purchase the Shares that the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement on the Closing Date or Additional Closing Date, as the case may be, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholders, to postpone the Closing Date or Additional Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

16. Information Furnished by the Underwriters. The Underwriters severally confirm and the Company acknowledges and agrees that (i) the list of Underwriters and their respective participation in the sale of Shares, (ii) the concession figure set forth in the fourth paragraph and (iii) the information set forth under the sub-captions “Stabilization,” “Discretionary Accounts,” “Conflicts of Interest” and “Electronic Prospectus,” in each case under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus, constitute the only information concerning the Underwriters furnished by or on behalf of the Underwriters through you or on your behalf expressly for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.

17. Miscellaneous. Except as otherwise provided in Sections 5, 6 and 14 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

(i) to the Company:

Great White Energy Services, Inc.

14201 Caliber Drive, Suite 300

Oklahoma City, Oklahoma 73134

Attention: Randy Holder

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

1700 Pacific Avenue, Suite 4100

Dallas, Texas 75201

Attention: Seth R. Molay, P.C.

(ii) to the Selling Stockholders:

Wexford Plaza

411 West Putnam Avenue

Greenwich, CT 06830

Attention: Arthur Amron

with a copy (which shall not constitute notice) to:

[•]

[•]

[•]

Attention: [•]

(iii) to the Underwriters:

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Facsimile: (727) 567-8247

Attention: Corporate Counsel - ECM Division

and

Jefferies & Company, Inc.

520 Madison Avenue

New York, New York 10022

Facsimile: (212) 284-2280

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

Attention: W. Mark Young

This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and its directors and officers and the Selling Stockholders.

18. No Fiduciary Duty. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any of the Underwriters, each of the Company and the Selling Stockholders acknowledges and agrees that (i) nothing herein shall create a fiduciary or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Underwriters, on the other hand; (ii) the Underwriters have been retained solely to act as underwriters and are not acting as advisors, expert or otherwise, to either the Company or the Selling Stockholders in connection with this offering, the sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares; (iii) the relationship between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, and the price of the Shares was established by the Company, the Selling Stockholders and the Underwriters based on discussions and arms’ length negotiations and each of the Company and the Selling Stockholders understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriters may have to the Company or the Selling Stockholders shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, each of the Company and the Selling Stockholders acknowledges that the Underwriters may have financial interests in the success of the offering that are not limited to the difference between the price to the public and the purchase price delivered to the Company and the Selling Stockholders by the Underwriters for the Shares and that such interests may differ from the interests of the Company and the Selling Stockholders, and the Underwriters have no obligation to disclose, or account to the Company or the Selling Stockholders for any benefit that they may derive from, such additional financial interests. Each of the Company and the Selling Stockholders hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Company or the Selling Stockholders may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Selling Stockholders or any of their respective members, managers, employees or creditors.

19. Research Analyst Independence. The Company and the Selling Stockholders acknowledge that (a) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Common Stock and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that they may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company, the Selling Stockholders or their affiliates by any Underwriter’s investment banking division. The Company and the Selling Stockholders acknowledge that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

20. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

The Company, the Selling Stockholders and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.

[Remainder of page intentionally left blank.]

Very truly yours,

GREAT WHITE ENERGY SERVICES, INC.

By:
Name:
Title:

SELLING STOCKHOLDERS:

GWES HOLDINGS LLC

By:
Name:
Title:

DIAMONDBACK HOLDINGS, LLC

By:
Name:
Title:

CONFIRMED as of the date first above mentioned, on behalf of the Representatives and the other several Underwriters named in Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.

By:
Name:
Authorized Representative

JEFFERIES & COMPANY, INC.

By:
Name:
Authorized Representative

Signature Page to Underwriting Agreement

SCHEDULE I

Name	Number of Firm Shares
Raymond James & Associates, Inc.	[•]
Jefferies & Company, Inc.	[•]
Johnson Rice & Company L.L.C.	[•]
Fearnley Fonds ASA	[•]
Simmons & Company International	[•]
SunTrust Robinson Humphrey, Inc.	[•]
Tudor, Pickering, Holt & Co. Securities	[•]
[•]	[•]

Total:	12,500,000

I-1

SCHEDULE II

Schedule of Selling Stockholders

Stockholder	Number of Firm Shares to be Sold	Number of Additional Shares to be Sold
GWES Holdings LLC	7,312,500	1,218,750
Diamondback Holdings, LLC	3,937,500	656,250

II-1

SCHEDULE III

Certain Equity Interests in Pressure Control

III-1

SCHEDULE IV

Free Writing Prospectuses

[None]

IV-1

SCHEDULE V

Information Included in “Time of Sale Information”

Public Offering Price: $

Number of Shares Offered: 12,500,000

V-1

SCHEDULE VI

Persons Delivering Lock-Up Agreements

John Jordan

David W. Sparkman

Ronnie G. Roles

William E. Haley

Danny Ward

Randall J. Holder

Steven E. West

Arthur H. Amron

Charles E. Davidson

David L. Houston

Douglas Lambert

Mike Liddell

Mark L. Plaumann

GWES Holdings LLC

Diamondback Holdings, LLC

VI-1

EXHIBIT A

[•], 2011

GREAT WHITE ENERGY SERVICES, INC.

14201 Caliber Drive, Suite 300

Oklahoma City, Oklahoma 73134

Attention: [•]

RAYMOND JAMES & ASSOCIATES, INC.

880 Carillon Parkway

St. Petersburg, FL 33716

Re:	Great White Energy Services, Inc. - Restriction on Stock Sales

Ladies and Gentlemen:

This letter is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) entered or to be entered into by and among Great White Energy Services, Inc., a Delaware corporation (the “Company”), certain stockholders of the Company named in Schedule II thereto (the “Selling Stockholders”) and Raymond James & Associates, Inc. and Jefferies & Company, Inc. as the representatives (the “Representatives”) of the several underwriters (the “Underwriters”) named in Schedule I thereto. Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering of the common stock, par value $0.01 per share, of the Company (the “Common Stock”), as described in and contemplated by the registration statement of the Company on Form S-1, File No. 333-172174 (the “Registration Statement”), as filed with the Securities and Exchange Commission on [•], 2011 (the “Offering”).

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director of the Company, or an owner of Common Stock, options, warrants or other securities of the Company convertible into or exercisable for Common Stock (the “Company Securities”), that the Company complete the proposed Offering.

The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not, for a period commencing on the date hereof and ending 180 days after the date of the Prospectus first filed pursuant to Rule 424(b) of the Rules and Regulations, inclusive (the “Lock-Up Period”), without the prior written consent of Raymond James & Associates, Inc., (i) offer, sell, contract to sell, pledge or otherwise dispose of (each, a “Disposition”) any Company Securities, or any securities convertible into or exercisable or exchangeable for, or rights to purchase or otherwise acquire, any Company Securities, held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Shares”), pursuant to the rules and regulations (the “Rules and Regulations”) promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Company Securities, whether any transaction described in the foregoing clauses (i) or (ii) is to be settled by delivery of Company Securities or other securities, in cash or otherwise, (iii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act the undersigned’s sale, transfer or other disposition of any of the Lock-Up Shares or Company Securities held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Act, including under the Registration Statement, or (iv) publicly announce the intention to do any of the foregoing. Notwithstanding the foregoing, if (A) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or announces material news or a material event relating to the Company occurs or (B) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this letter agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the announcement of the material news or the occurrence of the material event; provided that such extension shall not apply if (x) at the expiration of the Lock-Up Period, the Company Securities are “actively traded securities” (as defined in Regulation M under the Exchange Act) and (y) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Act, in the manner contemplated by NASD Rule 2711(f)(4) of the FINRA Manual. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or may reasonably be expected to lead to or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares.

Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply to:

(1)	the Company Securities being offered in the prospectus included in the Registration Statement;

(2)	any grant or exercise of options pursuant to the Company’s 2011 Equity Incentive Plan;

(3)	transactions related to the Company Securities acquired in open market transactions after the completion of the Offering, provided that no filing under

Section 16 of the Exchange Act, other than a Form 5, will be required or will be voluntarily made in connection with the subsequent sales of Company Securities acquired in such open market transactions during the Lock-Up Period;

(4)	transfers as a bona fide gift or gifts;

(5)	transfers to a family member, trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned or his or her family member;

(6)	transfers by testate or intestate succession; or

(7)	if the undersigned is an entity, transfers to the limited partners, members or stockholders as part of a distribution, or to any corporation, partnership or other business that is its affiliate;

provided that in the case of any donation, transfer or distribution pursuant to clauses (4) through (7), each donee, distribute or transferee agrees to be bound in writing by the terms of this letter prior to such donation, transfer or distribution, any such donation, transfer or distribution shall not involve a disposition for value, and no filing under Section 16(a) of the Exchange Act, other than a Form 5, reporting a reduction in beneficial ownership shall be required or shall be voluntarily made during the Lock-Up Period.

It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock, the undersigned shall be released from all obligations under this letter agreement.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall apply to Company directed shares that the undersigned may purchase in the Offering pursuant to the Company’s “directed share program;” (ii) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Company Securities, Raymond James & Associates, Inc. will notify the Company of the impending release or waiver; and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Raymond James & Associates, Inc. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply to the transactions identified in (4) through (7) above, provided the recipient has agreed in writing to be bound by the terms of this letter.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,

[ ]

EXHIBIT B

Legal Opinion of Akin Gump Strauss Hauer & Feld LLP

1.	Each of the Company and Acid is a corporation that is validly existing and in good standing under the laws of the State of Delaware or Texas, as applicable, the jurisdiction of its incorporation, and is duly qualified and is in good standing as a foreign corporation in each jurisdiction listed on Schedule A hereto.

2.	Each of Pressure Pumping and Directional Drilling is a limited liability company that is validly existing and in good standing under the laws of the State of Delaware, and is duly qualified and in good standing as a foreign limited liability company in each jurisdiction listed on Schedule A hereto.

3.	The Company has the corporate power and authority to own, lease, hold and operate its properties and to conduct the business in which it is engaged as described in the Registration Statement, the Time of Sale Information and the Prospectus. Each of Acid, Pressure Pumping and Directional Drilling has the corporate power or limited liability company power, as applicable, and authority to own, lease, hold and operate its properties and to conduct the business in which it is engaged as described in the Registration Statement, the Time of Sale Information and the Prospectus.

4.	The Company has the corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement. The Company has taken all corporate action necessary to authorize its execution and delivery of the Underwriting Agreement and the performance by the Company of its obligations under the Underwriting Agreement. The Company and GWH had the corporate and limited liability company power, respectively, and authority to execute, deliver and perform the Merger Agreement, and took all necessary corporate and limited liability company action, respectively, to authorize the Merger and the execution, delivery and performance of the Merger Agreement. The Company has duly executed and delivered the Underwriting Agreement. The Company and GWH duly executed and delivered the Merger Agreement.

5.	The execution and delivery by the Company of the Underwriting Agreement do not, and the performance by it of its obligations thereunder, will not, (i) whether with or without the giving of notice or passage of time or both, constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument listed as an exhibit to the Registration Statement (the “Reviewed Agreements”), (ii) result in a violation of the Company’s certificate of incorporation or bylaws, (iii) result in the violation of any law, rule or regulation of any Included Law, or (iv) result in any violation of any order, writ, judgment or decree of any governmental authority identified in Schedule B hereto.

6.	The Merger and the execution, delivery and performance of the Merger Agreement by the Company and GWH did not (i) whether with or without the giving of notice or passage of time or both, constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or GWH pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument listed as an exhibit to the Registration Statement (the “Reviewed Agreements”), (ii) result in a violation of the Company’s certificate of incorporation or bylaws or GWH’s organizational documents, (iii) result in the violation of any law, rule or regulation of any Included Law, or (iv) result in any violation of any order, writ, judgment or decree of any governmental authority identified in Schedule B hereto.

7.	No authorization, approval or other action by, and no notice to or registration or filing with, any United States Federal or state governmental authority or regulatory body, or any third party that is a party to any Reviewed Agreement, is required for the due execution, delivery or performance by the Company of the Underwriting Agreement, except as have been obtained and are in full force and effect under the Securities Act of 1933, as amended (the “Securities Act”) and as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Shares.

8.	The Company is not, and as a result of the transactions contemplated by the Underwriting Agreement will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

9.	The Shares to be sold by the Company have been duly authorized by the Company and, when issued and delivered as provided in the Underwriting Agreement, the Shares to be sold by the Company will be validly issued, fully paid and non-assessable and the issuance of the Shares will not be subject to preemptive rights pursuant to the Delaware General Corporation Law (“DGCL”), the Company’s certificate of incorporation or bylaws or any Reviewed Agreement. The Shares to be sold by the Selling Stockholders have been duly authorized by the Company and are validly issued, fully paid and non-assessable and the Shares to be sold by the Selling Stockholders were not, when issued, and will not be, when delivered as provided in the Underwriting Agreement, subject to preemptive rights pursuant to the DGCL, the Company’s certificate of incorporation or bylaws or any Reviewed Agreement.

10.	The authorized equity capitalization as set forth in the Company’s certificate of incorporation consists of [ ] shares of Common Stock and [ ] shares of preferred stock, par value $0.01 per share.

11.	The Shares conform in all material respects to the description thereof set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

12.

The Registration Statement was declared effective under the Securities Act on [            ,    ], 2011 and the Prospectus was filed with the Commission on [                  ], 2011 in accordance with Rule 424(b). To our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending before or contemplated by the Commission.

13.	The Shares have been approved for listing on The NASDAQ Global Market.

14.	The statements in the Prospectus and the Time of Sale Information under the captions “Description of Capital Stock” and “Shares Eligible for Future Sale,” insofar as such statements constitute a summary of the documents referred to therein, matters of law or legal proceedings, fairly present in all material respects the information required to be shown and are fair and accurate summaries.

15.	The form of stock certificate used to evidence the certificated Shares is in a form that complies in all material respects with the Company’s certificate of incorporation and bylaws and all applicable statutory requirements under the DGCL.

16.	Except as disclosed in the Time of Sale Information and the Prospectus, to our knowledge, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company in the Registration Statement.

17.	Assuming that (i) each Selling Stockholder has delivered to the Company’s transfer agent (the “Transfer Agent”) a stock power endorsed in blank with respect to such Selling Stockholder Shares, (ii) such Selling Stockholder has authorized the Transfer Agent to use the stock power to transfer such Selling Stockholder Shares to the Underwriters or as directed by the Underwriters and such Selling Stockholder Shares have been so transferred, (iii) the Transfer Agent has acknowledged that it holds such Selling Stockholder Shares that were formerly owned by such Selling Stockholder for the account of the Underwriters, (iv) the Underwriters have purchased such Selling Stockholder Shares pursuant to the Underwriting Agreement by making payment therefor as provided therein, and (v) neither the Underwriters nor the Transfer Agent have granted a security interest in such Selling Stockholder Shares, the Underwriters will have acquired a security entitlement with respect to such Selling Stockholder Shares purchased by the Underwriters, and an action based on an adverse claim to such security entitlement may not be asserted against the Underwriters with respect to such security entitlement if the Underwriters do not have notice of an adverse claim to a financial asset to which such security entitlement relates. As used in this opinion, terms defined in Article 8 of the Uniform Commercial Code of the State of New York (the “NY UCC”) shall have the meanings set forth therein, including, without limitation, the terms “adverse claim,” “notice of an adverse claim,” “financial asset, “[“securities account,”] [“securities intermediary”] and “security entitlement,” which are defined in Sections 8-102(a)(1), 8-102(a)(9), 8-105, 8-501(a), 8-102(a)(14) and 8-102(a)(17) of the NY UCC, respectively.

Negative Assurance

Because the primary purpose of such counsel’s professional engagement was not to establish or confirm factual matters or financial, accounting, statistical or reserve information, and because many determinations involved in the preparation of the Registration Statement, the

Time of Sale Information or the Prospectus are of a wholly or partially non-legal character, except as set forth in paragraphs 11, 14 and 16 of this letter, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus and such counsel makes no representation that it has independently verified the accuracy, completeness or fairness of such statements.

However, in the course of such counsel’s acting as counsel to the Company in connection with its preparation of the Registration Statement, the Time of Sale Information and the Prospectus, prior to the filing of the Registration Statement, the Preliminary Prospectus and the Prospectus, such counsel participated in conferences and telephone conversations with representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Selling Stockholders, representatives of the Underwriters and representatives of the Underwriters’ counsel, during which conferences and conversations the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed, and such counsel reviewed certain corporate records and documents furnished to such counsel by the Company and certain documents publicly filed by the Company with the Commission.

Subject to the foregoing, such counsel confirms to you that, on the basis of the information we gained in the course of performing the services referred to above:

(a)	Each of the Registration Statement, the Time of Sale Information and the Prospectus, and each amendment or supplement thereto, including the documents incorporated by reference therein, in each case as of their respective effective or issue dates appeared on its face, as supplemented or amended, to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder, except that (i) we express no view as to the financial statements and related notes and schedules or other financial data, accounting data [or reports on the effectiveness of internal control over financial reporting], or statistical data derived from such financial data contained in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus and (ii) we express no view of the anti-fraud provisions of the U.S. securities Laws and the rules and regulations promulgated under such provisions; and

(b)	No facts have come to our attention that cause us to believe that:

(i)	the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)	the Time of Sale Information, as of the Time of Sale, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iii)	the Prospectus, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that in the case of each of clauses (i) – (iii) above, such counsel does not express any view as to the financial statements and related notes and schedules or other financial data, accounting data [or reports on the effectiveness of internal control over financial reporting], or statistical data derived from such financial data contained in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus.

Included Laws

We express no opinion as to the laws of any jurisdiction other than the Included Laws. We have made no special investigation or review of any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”), other than a review of (i) the DGCL, (ii) the Federal securities Laws of the United States of America and (iii) the NY UCC. For purposes of this opinion, the term “Included Laws” means the items described in clauses (i), (ii) and (iii) of the preceding sentence that are, in our experience, normally applicable to transactions of the type contemplated in the Underwriting Agreement. The term Included Laws specifically excludes (a) Laws of any counties, cities, towns, municipalities and special political subdivisions, or foreign governments and any agencies thereof, (b) zoning, land use, building and construction Laws, (c) Federal Reserve Board margin regulations, (d) any antifraud, environmental, labor, tax, pension, employee benefit, antiterrorism, money laundering, insurance, antitrust, securities or intellectual property Laws and (e) Laws relating to the regulation of the conduct of the business of the Company and the Subsidiaries, including, without limitation, the business of oil and natural gas exploration and production companies.

EXHIBIT C

Legal Opinion of Counsel to the Selling Stockholders

1.	Each of the Selling Stockholders is validly existing as a limited liability company under the laws of the State of Delaware.

2.	Each of the Selling Stockholders has the power and authority to enter into and perform its obligations under the Underwriting Agreement. The execution and delivery of the Underwriting Agreement by each Selling Stockholder, and the performance by each Selling Stockholder of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of such Selling Stockholder. The Underwriting Agreement has been duly executed and delivered by each Selling Stockholder.

3.	None of the sale of the Shares to be sold by the Selling Stockholders to the Underwriters pursuant to the Underwriting Agreement or the execution, delivery or performance by the Selling Stockholders of the Underwriting Agreement will (i) with or without the giving of notice or passage of time or both, conflict with or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument known to me to which such Selling Stockholder is a party or by which it is bound, (ii) result in a violation of the organizational documents of such Selling Stockholder, (iii) result in the violation of any law, rule or regulation of any Relevant Laws or (iv) result in any violation of any order, writ, judgment or decree of any governmental authority known to me and identified in a schedule to my opinion.

4.	No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Federal or state governmental authority or agency is required for the sale of the Shares to be sold by the Selling Stockholders to the Underwriters pursuant to the Underwriting Agreement or the due execution and delivery of the Underwriting Agreement by each Selling Stockholder and the performance by each Selling Stockholder of its respective obligations under the Underwriting Agreement except for (i) those that have been obtained or made and (ii) those that may be required under state securities laws or blue sky laws.

The opinions expressed herein are qualified in their entirety as follows: (a) no opinion is expressed with respect to laws other than the Federal laws of the United States, the laws of the State of New York, the Delaware General Corporation Law and the Limited Liability Company Act of the State of Delaware (the “Relevant Laws”); and (b) to the extent that any one or more of the foregoing opinions relates to the enforceability of any agreement or instrument: (1) the opinions are subject to the effect of applicable laws or judicial decisions regarding bankruptcy, reorganization, insolvency, fraudulent transfers, moratorium and other laws affecting creditors’ rights and debtors’ relief generally; (2) the enforceability of the provisions of any such agreement or instrument is subject to the application of principles of equity, whether in a proceeding at law or in equity, including the exercise of discretionary powers of any tribunal

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before which equitable remedies may be sought (including, without limitation, specific performance and injunctive relief); and (3) the enforceability of the provisions of any such agreement or instrument in accordance with its respective terms may be limited by laws affecting the remedies which it provides, including, but not limited to, laws and judicial decisions limiting such enforceability.

The opinions expressed herein are based upon the Relevant Laws and interpretations thereof in effect on the date hereof, and the facts and circumstances in existence on the date hereof, and I assume no obligation to revise or supplement this opinion letter should any such law or interpretation be changed by legislative action, judicial decision or otherwise or should there be any change in such facts or circumstances after the date hereof.

The opinions expressed herein are matters of professional judgment, are not a guarantee of result, are effective only as of the date hereof, may not be relied upon for any other purpose and may not be furnished to or relied upon by any other person other than the addressees hereof and their successors and permitted assignees for any purpose without my prior written consent. This opinion letter is rendered as of the date hereof, and I disclaim any undertaking to advise of any changes that may hereafter be brought to my attention. I express no opinion other than as expressly set forth herein. No expansion of the opinions expressed herein may or should be made by implication or otherwise.

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EXHIBIT D

Legal Opinion of the General Counsel of the Company

1.	Each of Pressure Control and Directional Services is a limited liability company that is validly existing and in good standing under the laws of the State of Oklahoma and is duly qualified and in good standing as a foreign limited liability company in each jurisdiction listed on Schedule [ ] hereto.

2.	Each of Pressure Control and Directional Services has the corporate power or limited liability company power, as applicable, and authority to own, lease, hold and operate its properties and to conduct the business in which it is engaged as described in the Registration Statement, the Time of Sale Information and the Prospectus.

3.	All of the issued and outstanding membership interests or limited liability company interests of Pressure Control, Pressure Pumping, Directional Services and Directional Drilling have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all material liens, encumbrances or claims, except (A) as provided in the Credit Agreement and (B) as described in the Registration Statement, the Time of Sale Information and the Prospectus.

4.	Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, to the knowledge of such counsel, there are no actions, suits, inquiries, proceedings or investigations by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened against or involving the Company or any Subsidiary or their properties or assets that individually or in the aggregate would prevent or adversely affect the transactions contemplated by this Agreement or have a Material Adverse Effect, nor, to the knowledge of such counsel, is there any basis for any such action, suit, inquiry, proceeding or investigation.

Negative Assurance

Because such counsel’s primary responsibility was not to establish or confirm factual matters or financial, accounting, statistical or reserve information, and because many determinations involved in the preparation of the Registration Statement, the Time of Sale Information or the Prospectus are of a wholly or partially non-legal character, except as set forth in paragraph 4 of this letter, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus and such counsel makes no representation that he has independently verified the accuracy, completeness or fairness of such statements.

However, in the course of such counsel’s acting as General Counsel of the Company in connection with its preparation of the Registration Statement, the Time of Sale Information and the Prospectus, prior to the filing of the Registration Statement, the Preliminary Prospectus and the Prospectus, such counsel participated in conferences and telephone conversations with other representatives of the Company, representatives of the independent public accountants for the

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Company, representatives of the Selling Stockholders, representatives of the Underwriters and representatives of the Underwriters’ counsel, during which conferences and conversations the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed, and such counsel reviewed certain records and documents maintained by the Company and certain documents publicly filed by the Company with the Commission.

Subject to the foregoing, such counsel confirms to you that, on the basis of the information he gained in the course of performing the services referred to above, no facts have come to my attention that cause me to believe that:

(i)	the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)	the Time of Sale Information, as of the Time of Sale, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iii)	the Prospectus, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that in the case of each of clauses (i) – (iii) above, such counsel does not express any view as to the financial statements and related notes and schedules or other financial data, accounting data [or reports on the effectiveness of internal control over financial reporting], or statistical data derived from such financial data contained in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus.

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